UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2006

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KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)

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North Carolina	001-16485	56-2169715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103
(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 24, 2006, the Compensation Committee of the Board of Directors of Krispy Kreme Doughnuts, Inc. (the “Company”) approved grants of stock options for an aggregate of 900,000 shares of the Company’s common stock, including grants to the following executive officers: Jeffrey L. Jervik, Executive Vice President - Operations (150,000 shares); Douglas R. Muir, Chief Accounting Officer (120,000 shares); and Michael C. Phalen, Chief Financial Officer (150,000 shares). The date of grant will be the second trading day following the filing by the Company of its Annual Report on Form 10-K for the fiscal year ended January 29, 2006. The grants will be made under the Company’s 2000 Stock Incentive Plan and a Nonqualified Stock Option Agreement substantially in the form filed as Exhibit 10.1 to this report, which is incorporated herein by this reference. The exercise price of the options will be the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit No. Description

10.1 Form of Nonqualified Stock Option Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.

Dated: October 30, 2006

By: /s/ Michael C. Phalen
Michael C. Phalen
Chief Financial Officer